Exhibit 10.30

AMENDMENT NO. 3
TO
SECURED REVOLVING CREDIT AGREEMENT

Dated as of December 31, 2003

THIS AMENDMENT NO. 3 (this “Amendment”) to the SECURED REVOLVING CREDIT AGREEMENT among MONSTER WORLDWIDE, INC., a Delaware corporation (“Monster Worldwide”), TMP WORLDWIDE LIMITED (“TMPWL”), an indirect wholly owned subsidiary of Monster Worldwide organized under the laws of the United Kingdom, BARTLETT SCOTT EDGAR LIMITED (“BSEL”, together with TMPWL, the “UK Borrowers”), an indirect wholly owned subsidiary of Monster Worldwide organized under the laws of the United Kingdom, the other “Subsidiary Borrowers” party from time to time thereto (each a “Borrower,” collectively the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), FLEET NATIONAL BANK, as sole lead arranger and as administrative agent (in such capacity, the “Administrative Agent”), THE ROYAL BANK OF SCOTLAND PLC, as syndication agent, and LASALLE BANK NATIONAL ASSOCIATION, as documentation agent.

PRELIMINARY STATEMENT:

The Borrowers, the Lenders and the Agents have entered into a Secured Revolving Credit Agreement dated as of April 7, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.  The parties hereto agree as follows:

SECTION 1.               AMENDMENTS TO CREDIT AGREEMENT

1.1                                 Addition of New Definition of “Bank Guarantee”.  A new definition of “Bank Guarantee is hereby added to the Credit Agreement as follows:

“Bank Guarantee”: a guarantee, bond or counter indemnity issued or to be issued at the request of Monster Worldwide by a Issuing Lender to any other Person.

1.2                                 Amendment to Definition of “Business Day”.  The definition of “Business Day” is hereby amended by deleting such definition in its entirety and substituting the following therefor:

“Business Day”: means a day other than Saturday, Sunday or other day on which commericial banks in New York City are authorized or required by law to close, provided that (a) when used in connection with a Eurocurrency Loan or for the issuance of a Bank Guarantee, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Foreign Currency Loan, the term “Business Day” shall also exclude any day on which banks in (i) the jurisdiction of the account to which the proceeds of such Loan are to be disbursed and (ii) the jurisdiction in which payments of principal of and interest on such Loan are to be made are authorized or required by law to close.

1.3                                 Amendment to Definition of “Foreign Currency”.  The definition of “Foreign Currency” is hereby amended by deleting such definition in its entirety and substituting the following therefor:

“Foreign Currency”:  (a) with respect to any Loan, each of British Pounds Sterling, the Euro and any other currency approved by the Lenders, Issuing Lender and the Administrative Agent, provided that, the Eurocurrency Rate applicable to Foreign Currency Loans and UK Foreign Currency Loans in any other currency approved after the Closing Date may be amended as agreed by the Lenders, the Administrative Agent and the Borrowers, (b) solely with respect to any Letter of Credit (other than a Bank Guarantee), each of British Pounds Sterling, the Euro, Singapore Dollars, Swedish Krona, Australian Dollars, Canadian Dollars, Czech Republic Koruna, Hong Kong Dollars, Indian Rupee, Japanese Yen, Malaysian Ringitt, New Zealand Dollars, Swiss Francs, Thailand Baht and any other currency approved by the Required Lenders and the applicable Issuing Lender, and (c) solely with respect to any Bank Guarantee, British Pounds Sterling.

1.4                                 Amendment to Definition of “Permitted Acquisition”.  The definition of “Permitted Acquisition” is hereby amended by deleting such definition in its entirety and substituting the following therefor:

“Permitted Acquisition”:  the acquisition by the Borrowers or any of their Subsidiaries of the Capital Stock or assets of another Person which is primarily engaged in the same or related line of business of the Borrowers and their Subsidiaries (or any other Person that is engaged in a business that is a reasonable extension of the business of the Borrowers and their Subsidiaries and that utilizes the same or similar technology as that used by the Borrowers and their Subsidiaries immediately prior to such acquisition) so long as following such acquisition: (i) if such other Person becomes a Domestic Subsidiary and a Wholly-Owned Subsidiary, such Domestic Subsidiary becomes a party to the Guarantee and Collateral Agreement pursuant to Section 7.9 of this Agreement and the provisions of such Section are otherwise satisfied, (ii) prior to and after giving effect to such acquisition, the Borrowers are in compliance on a pro-forma historical basis, with all the financial covenants specified in Section 8 herein as evidenced by a Compliance Certificate in the form of Exhibit B, and (iii) no Default or Event of Default shall have occurred and then be continuing or would occur after giving effect to such acquisition

1.5                                 Amendment to Definition of “L/C Commitment”.  The definition of “L/C Commitment” is hereby amended by deleting such definition in its entirety and substituting the following therefor:

“L/C Commitment”: $50,000,000.

1.6                                 Amendment to Section 2.7(a).  Section 2.7(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(a)                                  Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreeements of the other Revolving Lenders set forth in Section 2.10(a), agrees to issue letters of credit and, solely in the United Kingdom, Bank Guarantees (collectively, “Letters of Credit”) for the account of Monster Worldwide on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided  that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero.  Each Letter of Credit (other than a Bank Guarantee) shall (i) be denominated in Dollars or a Foreign Currency, and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit (other than a Bank Guarantee) with a one-year term may provide for the renewal thereof for additional one-year periods (which, in each case, shall in no event extend beyond the date referred to in clause (y) above).  Each Bank Guarantee shall (i) be denominated in British Pounds Sterling, and (ii) expire no later than five Business Days prior to the Revolving Termination Date.

1.7                                 Amendment to Section 8.1(c).  Section 8.1(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(c)                                  Net Worth.  Permit, at any time, Net Worth to be less than $360,000,000 plus 50% of the Consolidated Net Income (if positive) of Monster Worldwide after April 1, 2003.

1.8                                 Amendment to Section 8.5(f)(ii).  The words “Non-Guarantor” is hereby deleted from Section 8.5(f)(ii) and the words “(that is not a Borrower)” inserted after the word “Subsidiary” and before the words “or minority” in Section 8.5(f)(ii).

1.9                                 Amendment to Section 8.5(f)(C).  Section 8.5(f)(C) of the Credit Agreement is hereby amended by deleting clause (C) of such Section in its entirety and substituting the following therefor:

and (C) (I) at least 80% of the consideration received in any such Disposition shall be in cash, or (II) at least 50% of the consideration received in any such

Disposition shall be in cash and the remaining portion of such consideration is comprised of debt obligations or securities or equity securities of the acquiring Person; provided, however, that the foregoing cash consideration requirements of this clause (C) shall not apply to Dispositions of Property having a fair market value of less than $10,000,000 (each a “De-Minimus Distribution”), provided further, that the aggregate fair market value of all such De-Minimus Distributions during the term of this Agreement shall not exceed $100,000,000.

1.10                           Amendment to Section 8.8(h).  Section 8.8(h) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(h) subject to Section 8.8(j), Investments consisting of acquisitions of Capital Stock or assets pursuant to a Permitted Acquisition, provided that, the aggregate amount of cash consideration (including any debt that is assumed by the Borrowers in a Permitted Acquisition that is due and payable immediately upon the consummation of such Permitted Acquisition, less any cash acquired in such transaction) paid for all such acquisitions shall not exceed (i) during the fiscal year ending on December 31, 2003, $50,000,000 and (ii) during the fiscal year ending on December 31, 2004 and for each subsequent fiscal year thereafter (A) $50,000,000 for such fiscal year or (B) $75,000,000 for such fiscal year if the Borrowers have a Pro-Forma Net Cash Balance of no less than $75,000,000 immediately after giving effect to such an acquisition, plus, in the case of (A) and (B), 75% of the amount of net cash proceeds generated by Monster Worldwide from the issuance and sale of its common stock to the public (“Cash Proceeds Basket”); provided that to the extent that the cash consideration paid for Investments permitted in this Section 8.8(h), does not fully utilize the Cash Proceeds Basket in any fiscal year, such unutilized portion of the Cash Proceeds Basket may be carried forward and utilized in any succeeding fiscal year;

1.11                           Amendment to Section 8.8(k).  Section 8.8(k) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(k)                                  intercompany Investments by the Borrowers or any of their Consolidated Subsidiaries in any Person, that, after such Investment, is a Non-Guarantor Subsidiary (including, without limitation, Guarantee Obligations with respect to obligations of any such Non-Guarantor Subsidiary and Investments resulting from mergers and sales of assets to any such Non-Guarantor Subsidiary) in an aggregate amount (valued at cost and net of any amounts which, at any time after the Closing Date, are loaned, dividended or otherwise paid by such Non-Guarantor Subsidiary to any Borrower or any of their Consolidated Subsidiaries within one (1) week of such Investment) not to exceed $15,000,000 at any one time outstanding during the term of this Agreement (and loans to such Non-Guarantor Subsidiaries in an aggregate amount not to exceed $50,000,000 at any one time outstanding during the term of this Agreement); provided that, Investments into a Subsidiary in connection with such Subsidiary making a

Permitted Acquisition permitted pursuant to Section 8.8(h), shall not be subject to the restrictions of this Section 8.8(k);

1.12                           Amendment of Section 8.8(l).  Section 8.8(l) of the Credit Agreement is hereby amended by deleting the word “Agreement” at the end of the Section and substituting the words “Agreement; and” in its place.

1.13                           Addition of Section 8.8(m).  A new Section Section 8.8(m) is hereby added to the Credit Agreement as follows:

(m)                               Investments consisting of auction rate securities each having a minimum short-term rating of “SP-1” or “A-1” or a minimum long-term rating of “AA” or equivalent  by S&P or a minimum short-term rating of “MIG-1” or “VMIG-1” or “Prime-1” or a minimum long-term rating of “Aa” or equivalent by Moody’s.

1.14                           Amendment to Section 9(k).  Section 9(k) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(k)                                  (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of securities of Monster Worldwide representing 35% or more of the combined voting power of Monster Worldwide’s then-outstanding voting securities; provided, however, that Andrew J. McKelvey’s direct or indirect beneficial ownership of securities representing 35% or more of such combined voting power, at any time, shall not be a Default or an Event of Default hereunder; or (ii) the board of directors of Monster Worldwide shall cease to consist of a majority of Continuing Directors;

SECTION 2.               CONDITIONS TO EFFECTIVENESS

2.1                                 Resolutions; Execution and Delivery.   This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent has received (i) in form and substance satisfactory to the Administrative Agent, either resolutions of each Borrower authorizing the execution and delivery of this Amendment (including resolutions authorizing each Borrower to make requests for Bank Guarantees and to amend the definition of L/C Commitment) or an opinion of counsel to the Borrowers that the execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action, and (ii) counterparts of this Amendment executed by each Borrower, each Loan Party, each Issuing Lender and the Required Lenders.

SECTION 3.               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Each Loan Party represents and warrants as follows:

3.1                                 Representations and Warranties in Credit Agreement.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.2                                 Corporate Power and Authority.  Each Loan Party is duly authorized and empowered to enter into, execute, deliver and perform this Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of such Loan Party or any consent or the authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (except as specifically contemplated by the Loan Documents); (ii) contravene any Loan Parties’ charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause such Loan Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Loan Party; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its Properties may be bound or affected that could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by such Loan Party (except as specifically contemplated by the Loan Documents).

3.3                                 Legally Enforceable Agreement.  This Amendment is a legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

3.4                                 No Liens on Foreign Subsidiary Capital Stock.  Except as disclosed on Schedule 5.12(a), there are no Liens, encumbrances or claims by any Person in any of the Capital Stock of any Foreign Subsidiary, except in favor of the Administrative Agent.

SECTION 4.               REFERENCE TO AND EFFECT TO THE CREDIT AGREEMENT

4.1                                 References.                                  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

4.2                                 Full Force and Effect.                               The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

4.3                                 No Waiver.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5.               COSTS AND EXPENSES

5.1                                 Payment on Demand of Costs and Expenses.   Each Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.5 of the Credit Agreement.

SECTION 6.               MISCELLANEOUS

6.1                                 Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

6.2                                 GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.                                REAFFIRMATION

7.1                                 Subsidiary Guarantor Reaffirmations.  Each Subsidiary Guarantor party hereto hereby consents to this Amendment and acknowledges and reaffirms all of its obligations and undertakings under the Guarantee and Collateral Agreement to which it is a party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MONSTER WORLDWIDE, INC., as Borrower

By:	/s/ David Trapani
Name:	David Trapani
Title:	Treasurer

TMP WORLDWIDE LIMITED, as Borrower and UK Borrower

By:	/s/ Andrew Wilkinson
Name:	Andrew Wilkinson
Title:	Director

BARTLETT SCOTT EDGAR LIMITED, as Borrower and UK Borrower

By:	/s/ Anne Riley
Name:	Anne Riley
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 3]

CAREERBAY.COM LLC

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: Chairman and CEO of Monster Worldwide, Inc., Managing Member

CORPORATE COMMUNICATIONS INC.
FASTWEB, INC.
FINAID PAGE, INC.
FLIPDOG INC.
GENERAL DIRECTORY ADVERTISING
SERVICES, INC.
TMP ADVERTISING CORP.
THE HAMEL GROUP, INC.
HIRINGTOOLS.COM, INC.
HUNT MARKETING, INC.
IN2, INC.
INTERFACE REALTY, INC.
M.S.I. - MARKET SUPPORT INTERNATIONAL, INC.
MONSTER (CALIFORNIA), INC.
MONSTER, INC.
MONSTER GOVERNMENT SOLUTIONS, LLC
QUICKHIRE, LLC
INTERNET TECHNOLOGIES, INC.
MONSTER WORLDWIDE TECHNOLOGIES, LLC.
MONSTER.COM INC.
MONSTERMOVING.COM, INC.
MONSTERTRAK CORPORATION
OCC.COM INC.
O’CONNOR AGENCY
PROVIDENCE DIRECTORY SOLUTIONS, INC.
TELEPHONE DIRECTORY ADVERTISING, INC.
TMP DIRECTIONAL MARKETING INC.
TMP FOX ACQUISITION CORP.
TMP WORLDWIDE INC.
TMP.COM INC.
US MOTIVATION, INC.
USMOTIVATION PROMOTIONAL SERVICES, INC.

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: President

FINAID PAGE, LLC

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: President, FastWeb, Inc., Managing Member

TMP ADVERTISING SERVICES, L.P.

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: President, TMP Advertising Corporation, General Partner

TMP INTERACTIVE OF NY, LLC

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: Chairman and CEO of Monster Worldwide, Inc., Managing Member

FLEET NATIONAL BANK, as Administrative Agent and as a Lender

By:	/s/	Thomas J. Levy
	Name:	Thomas J. Levy
	Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND plc, as Syndication Agent and as a Lender

By:	/s/	Julian Dakin
	Name:	Julian Dakin
	Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/	Anthony M. Buehler
	Name:	Anthony M. Buehler
	Title:	Vice President

BARCLAYS BANK PLC, as Lender

By:	/s/	Vince Muldoon
	Name:	Vince Muldoon
	Title:	Relationship Director

FIFTH THIRD BANK, as Lender

By:	/s/	Ann Pierson
	Name:	Ann Pierson
	Title:	Assistant Vice President